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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-74800 and 333-23587 of Hawthorne Financial Corporation on Form S-8 of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 1997.





/s/  DELOITTE & TOUCHE LLP


March 30, 1998
Los Angeles, California













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